EXHIBIT 23.3

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Howard Schultz & Associates International:

     We consent to the incorporation by reference of our report (included in PRG-Schultz International, Inc.'s Current Report on Form 8-K/A filed on April 3,
2002) dated March 1, 2002, on the combined balance sheets of Howard Schultz & Associates International, Inc. as of December 31, 2001 and 2000, and the related combined statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the prospectus.



                                   /s/ KPMG LLP
                                   ---------------------------------------------
                                   KPMG LLP
Dallas, Texas
April 17, 2002